United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 5, 2022

Date of Report (Date of earliest event reported)

Digital Health Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41015	86-2970927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 N Federal Hwy #304 Boca Raton, FL		33432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 672-7068

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Redeemable Warrant	DHACU	The Nasdaq Global Market

Common Stock, par value $0.0001 per share	DHAC	The Nasdaq Global Market

Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	DHACW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On October 10, 2022, Digital Health Acquisition Corp. (the “DHAC” or “Company”) issued a press release announcing the execution of a Securities Purchase Agreement on October 5, 2022 pursuant to which the Company obtained a bridge financing, and a Second Amended and Restated Business Combination Agreement and a First Amended and Restated PIPE Securities Purchase Agreement, each on October 6, 2022, amending certain terms of its proposed business combination and related PIPE financing.

A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
99.1	Press Release of Digital Health Acquisition Corp. dated October 10, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2022

DIGITAL HEALTH ACQUISITION CORP.

By:	/s/ Scott Wolf
Name:	Scott Wolf
Title:	Chief Executive Officer and Chairman